[LETTERHEAD OF DALE MATHESON CARR-HILTON LABONTE LLP]


MAY 11, 2007

SECURITIES AND EXCHANGE COMMISSION
100 F  Street. N.E.
Washington, D.C. 20549

Dear Sirs:

RE: PURE BIOFUELS CORP.
-----------------------

We have read Item 4.01 of Form 8-K/A (Amendment No. 1) dated April 27, 2007 of Pure Biofuels Corp. (File Ref. no.: 000-50903) and:

      a) We are in agreement with the statements made in paragraphs one through four and paragraph six.

      b) We have no basis to agree or disagree with the statements made in paragraph five.


Yours truly,

/s/ "DMCL"
-------------------------------------
DALE MATHESON CARR-HILTON LABONTE LLP

Chartered Accountants




                                  [LETTERHEAD]